Exhibit 23.1

[Letterhead Of]

BDO SEIDMAN, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vita Food Products, Inc.
Chicago, Illinois

We hereby consent to the incorporation by reference in the Reoffer Prospectus constituting a part of this Registration Statement of our report dated April 13, 2007, relating to the consolidated financial statements of Vita Food Products, Inc. appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Reoffer Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Chicago, Illinois
October 8, 2007